Exhibit 99.1

STRATA Skin Sciences Reports Second Quarter 2024 Financial Results and Provides a Corporate Update

HORSHAM, Penn., August 14, 2024 – STRATA Skin Sciences, Inc. (“STRATA” or the “Company”) (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, announces its financial results for the quarter ended June 30, 2024 and provides a corporate update.

Second Quarter 2024 Highlights

•	Revenue in the second quarter of 2024 was $8.4 million (+2% YOY) vs. $8.3 million in the second quarter of 2023
o	Global net recurring revenue in the second quarter of 2024 was $5.3 million (-2% YOY) vs. $5.5 million in the second quarter of 2023, and was negatively impacted by deferred billings
o	Gross domestic XTRAC® recurring billings were $4.7 million (-6% YOY) in the second quarter of 2024 vs. $5.1 million in the second quarter of 2023

•	Operating expenses in the second quarter of 2024 were $5.4 million (-14% YOY) vs. $6.3 million in the second quarter of 2023

•
Domestic installed base of 882 XTRAC® devices under the Company’s recurring revenue business model at June 30, 2024 vs. 907 XTRAC® devices at March 31, 2024 and 923 XTRAC® devices at December 31, 2023, as the Company continues to realign its assets and remove underperforming accounts

•
Domestic installed base of 117 TheraClear®X devices under the Company’s recurring revenue business model at June 30, 2024 vs. 104 TheraClear®X devices at March 31, 2024 and 92 TheraClear®X devices at December 31, 2023

Recent Corporate Highlights

•
On July 23, 2024, closed a registered direct offering that raised $2.10 million in gross proceeds through the sale of 665,136 shares of common stock at an average purchase price of $3.16/share, with participation from insiders and existing institutional shareholders

•	Received approval for the XTRAC MomentumTM 1.0 device in Japan and will begin immediate commercial rollout through its Japanese strategic partner and distributor JMEC Co., Ltd.

•
Announced that a multi-treatment study published in the July 11, 2024 issue of the Journal of Cosmetic and Laser Therapy found the TheraClear®X Acne Therapy System reduced lesions and associated skin redness with improvement in skin texture and pore size after one to three treatments while being well tolerated, offering benefits as monotherapy and/or as an adjuvant

•
Sponsored two webinars discussing the benefits of using its XTRAC® excimer device for the treatment of psoriasis, vitiligo, and eczema and its TheraClear®X photopneumatic device for the treatment of mild to moderate acne, each hosted by a leading dermatologist

•
Announced that a seven-week open label study published in the June 2024 issue of the Journal of Clinical and Aesthetic Dermatology found the TheraClear®X Acne Therapy System to be safe and effective for acne lesions across all Fitzpatrick skin types with favorable tolerability and patient satisfaction

•	Renewed 3-year agreements with exclusive distributors in China and Japan with each agreement carrying minimum unit placements and/or purchases of the XTRAC® and VTRAC® devices

“During the second quarter of 2024, we continued to make financial and strategic progress.  Revenue grew 2% year-over-year to $8.4M, gross margins improved from 52.3% a year ago to 58.5%, and our cost control measures helped reduce total operating expenses by 14% year-over-year, or approximately $900,000.  These factors helped reduce our operating loss from $2.0M in the second quarter of 2023 to a loss of $0.5 million in the recently completed quarter,” commented STRATA’s President and CEO Dr. Dolev Rafaeli.  “Furthermore, our total cash increased sequentially from $6.6 million to $6.8 million in the second quarter of 2024, largely due to receipt of $864,000 in the second quarter of 2024 from the Employee Retention Credit under the CARES Act.

“We continue to ramp our DTC marketing spend and expect this trend to continue across the remainder of 2024.  Renewed focus on a DTC campaign is a key strategy for STRATA, and we are seeing early positive signs that suggest an emphasis on DTC is paying off.  The number of XTRAC® patient appointments that were sourced via DTC in the second quarter grew sequentially, while cost-per-lead and cost-per-appointment were lower than those in 2021, the last time the company was using DTC at a comparable scale. These favorable metrics have enabled an expansion of our marketing efforts to 28 active designated marketing areas, or DMAs, and leads are now generally driven nationwide with further focus on areas where growth is needed strategically.

“Our strategic efforts to optimize our installed base of devices also continues, with the ultimate goal of increasing the utilization of our devices.  Quite simply, if a dermatology practice has one of our devices installed but is not using it, then we prefer to remove that device and find a practice that will be more active in performing multiple daily procedures with it.  To this end, our domestic base of installed XTRAC® devices were down from 907 units at the end of March 2024 to 882 units at the end of June, consistent with our plan to shrink our installed base of devices in 2024.

“With TheraClear®X, our installed base of devices with dermatology practices continues to increase, with that base growing from 104 devices at the end of March 2024 to 117 devices at the end of June. Moreover, the number of patients pre-approved by individual payers grew sequentially, with the northeast region leading that expansion. Two studies were recently published in respected journals that highlight the effectiveness and safety with our TheraClear®X photopneumatic devices for mild-to-moderate acne, and we will continue to educate physicians and patients alike about this relatively new treatment offering that can be quite effective both as monotherapy and as an adjuvant.

“Lastly, in July, we completed a financing that increased our cash balance by $2.1 million in gross proceeds.  This offering had participation from insiders and some current institutional shareholders that accounted for roughly half of the amount raised, which shows conviction in the leadership and corporate strategy.  We look forward to continued progress with our turnaround with an eye towards profitability and positive cash flow and will share additional corporate developments as warranted,” concluded Dr. Rafaeli.

Second Quarter 2024 Financial Results

Revenue for the second quarter of 2024 was $8.4 million, as compared to revenue of $8.3 million for the second quarter of 2023.  Global recurring revenue for the second quarter of 2024 was $5.3 million, as compared to global recurring revenue of $5.5 million for the second quarter of 2023.  Equipment revenue was $3.1 million for the second quarter of 2024, as compared to $2.8 million for the second quarter of 2023.

Gross profit for the second quarter of 2024 was $4.9 million, or 58.5% of revenue, as compared to $4.3 million, or 52.3% of revenue, for the second quarter of 2023.

Selling and marketing costs for the second quarter of 2024 were $3.0 million, as compared to $3.4 million for the second quarter of 2023.  General and administrative costs for the second quarter of 2024 were $2.2 million, as compared to $2.5 million for the second quarter of 2023.

Net loss for the second quarter of 2024 was $0.1 million, or a net loss of $0.03 per basic and diluted common share, as compared to a net loss of $3.1 million, or a net loss of $0.90 per basic and diluted common share, in the second quarter of 2023.

Cash, cash equivalents, and restricted cash at June 30, 2024 were $6.8 million.

Second Quarter 2024 Earnings Conference Call

STRATA management will host a conference call today at 4:30 p.m. ET to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-877-270-2148 (domestic) or 1-412-902-6510 (international).  All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the STRATA Skin Sciences, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at STRATA Skin Sciences 2Q24 Earnings Webcast.

A telephonic replay of the call will be available until August 21, 2024 by dialing 1-877-344-7529 (or 1-412-317-0088 for international callers) and using replay access code 7605445.  To access the replay using an international dial-in number, please see here.

A webcast earnings call replay will be available approximately one hour after the live call until February 14, 2025.

Non-GAAP Financial Measures

STRATA has determined to supplement its consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), presented elsewhere within this report, with certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP gross profit, which excludes the non-cash expense of amortization of acquired intangible assets classified as cost of revenues, and non-GAAP adjusted EBITDA, “Earnings Before Interest, Taxes, Depreciation, and Amortization.”

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP, should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. STRATA considers these non-GAAP measures in addition to its results prepared under current accounting standards, but they are not a substitute for, nor superior to, U.S. GAAP measures. These non-GAAP measures are provided to enhance readers’ overall understanding of STRATA’s current financial performance and to provide further information for comparative purposes. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP. Specifically, STRATA believes the non-GAAP measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, STRATA believes non-GAAP measures enhance the comparability of results against prior periods.

Reconciliation to the most directly comparable U.S. GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended June 30,
	2024	2023
Net loss	$(99)	$(3,148)

Adjustments:
Depreciation and amortization	1,250	1,428
Amortization of operating lease right-of-use assets	79	63
Loss on disposal of property and equipment	6	24
Interest expense, net	477	277
Non-GAAP EBITDA	1,713	(1,356)
Employee retention credit	(864)	—
Stock-based compensation expense	163	352
Loss on debt extinguishment	—	909
Non-GAAP adjusted EBITDA	$1,012	$(95)

	Six Months Ended June 30,
	2024	2023
Net loss	$(3,467)	$(5,983)

Adjustments:
Depreciation and amortization	2,499	2,825
Amortization of operating lease right-of-use assets	174	168
Loss on disposal of property and equipment	19	24
Interest expense, net	956	526
Non-GAAP EBITDA	181	(2,440)
Employee retention credit	(864)	—
Stock-based compensation expense	275	677
Inventory write-off	141	—
Loss on debt extinguishment	—	909
Non-GAAP adjusted EBITDA	$(267)	$(854)

XTRAC Gross Domestic Recurring Billings
XTRAC gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments, which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP XTRAC gross domestic billings to domestic recorded revenue for the second quarter and first six months of 2024 and 2023 (in thousands), respectively:

	Three Months Ended June 30,		YTD
	2024	2023	2024	2023
Gross domestic recurring billings	$4,735	$5,057	$9,313	$9,792
Co-Pay adjustments	(83)	(88)	(163)	(171)
Other discounts	(26)	(31)	(56)	(59)
Deferred revenue from prior quarters	1,901	2,025	1,624	2,170
Deferral of revenue to future quarters	(1,812)	(2,005)	(1,812)	(2,025)
GAAP Recorded domestic revenue	$4,715	$4,958	$8,906	$9,707

About STRATA Skin Sciences, Inc.

STRATA Skin Sciences is a medical technology company dedicated to developing, commercializing, and marketing innovative products for the in-office treatment of various dermatologic conditions, such as psoriasis, vitiligo, and acne. Its products include the XTRAC® excimer laser, VTRAC® lamp systems, and the TheraClear®X Acne Therapy System.

STRATA is proud to offer these exciting technologies in the U.S. through its unique Partnership Program. STRATA’s popular partnership approach includes a fee per treatment cost structure versus an equipment purchase, installation and use of the device, on-site training for practice personnel, service and maintenance of the equipment, dedicated account and customer service associates, and co-op advertising support to help raise awareness and promote the program within the practice.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to consumer marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions labor supply shortages, or supply chain interruptions resulting from fiscal, political factors, international conflicts, responses, or conditions affecting the Company, the medical device industry and our customers and patients in general, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact:
CORE IR
516-222-2560
IR@strataskin.com

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,483	$6,784
Restricted cash	1,334	1,334
Accounts receivable, net of allowance for credit losses of $182 and $222 at June 30, 2024 and December 31, 2023, respectively	3,979	4,440
Inventories	2,692	2,673
Prepaid expenses and other current assets	337	312
Total current assets	13,825	15,543
Property and equipment, net	11,149	11,778
Operating lease right-of-use assets	1,429	626
Intangible assets, net	6,334	7,319
Goodwill	6,519	6,519
Other assets	325	231
Total assets	$39,581	$42,016

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,886	$3,343
Accrued expenses and other current liabilities	6,608	6,306
Deferred revenues	2,261	2,120
Current portion of operating lease liabilities	1,288	352
Current portion of contingent consideration	65	53
Total current liabilities	13,108	12,174
Long-term debt, net	15,114	15,044
Deferred revenues and other liabilities	473	552
Deferred tax liability	186	186
Operating lease liabilities, net of current portion	108	237
Contingent consideration, net of current portion	1,096	1,135
Total liabilities	30,085	29,328
Commitments and contingencies (Note 13)
Stockholders’ equity:
Series C convertible preferred stock, $0.10 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 3,506,025 shares issued and outstanding at June 30, 2024 and December 31, 2023	35	35
Additional paid-in capital	250,986	250,711
Accumulated deficit	(241,525)	(238,058)
Total stockholders’ equity	9,496	12,688
Total liabilities and stockholders’ equity	$39,581	$42,016

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,
	2024	2023
Revenues, net	$8,435	$8,250
Cost of revenues	3,498	3,932
Gross profit	4,937	4,318
Operating expenses:
Engineering and product development	199	374
Selling and marketing	3,014	3,416
General and administrative	2,210	2,490
	5,423	6,280
Loss from operations	(486)	(1,962)
Other income (expense):
Loss on debt extinguishment	—	(909)
Interest expense	(531)	(298)
Interest income	54	21
Employee retention credit	864	—
	387	(1,186)
Net loss	$(99)	$(3,148)

Net loss per share of common stock, basic and diluted	$(0.03)	$(0.90)
Weighted average shares of common stock outstanding, basic and diluted	3,506,025	3,488,145

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,467)	$(5,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,499	2,825
Amortization of operating lease right-of-use assets	174	168
Amortization of deferred financing costs and debt discount	70	83
Change in allowance for credit losses	30	(138)
Stock-based compensation expense	275	677
Loss on disposal of property and equipment	19	24
Inventory write-off	141	—
Loss on debt extinguishment	—	909
Changes in operating assets and liabilities:
Accounts receivable	431	208
Inventories	6	886
Prepaid expenses and other assets	(25)	190
Accounts payable	(466)	351
Accrued expenses and other liabilities	290	211
Deferred revenues	74	(95)
Operating lease liabilities	(170)	(186)
Other assets	(94)	—
Net cash (used in) provided by operating activities	(213)	130
Cash flows from investing activities:
Purchase of property and equipment	(1,070)	(3,495)
Net cash used in investing activities	(1,070)	(3,495)
Cash flows from financing activities:
Payment of contingent consideration	(18)	—
Proceeds from long-term debt	—	7,000
Payment of deferred financing costs	—	(35)
Net cash (used in) provided by financing activities	(18)	6,965
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,301)	3,600
Cash, cash equivalents and restricted cash at beginning of period	8,118	6,795
Cash, cash equivalents and restricted cash at end of period	$6,817	$10,395

Cash and cash equivalents	$5,483	$9,034
Restricted cash	1,334	1,361
	$6,817	$10,395

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$990	$497

Supplemental schedule of non-cash operating, investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$977	$—
Transfer of property and equipment to inventories	$166	$102
Accrued payment of contingent consideration	$27	$42
Modification of common stock warrants	$—	$384
Accrued exit fee recorded as debt discount	$—	$450
Deferred financing costs in accounts payable	$—	$62